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

Mail to: Secretary of State                                For office use only
002
                                                           Corporations Section
                                                         1560 Broadway, Suite 200                FILED - CUSTOMER
COPY
                           STOCK CHANGE                      Denver, CO 80202                      DONETTA
DAVIDSON
                                                              (303) 894-2251                 COLORADO SECRETARY OF
STATE
MUST BE TYPED                                             Fax  (303) 894-2242
FILING FEE: $25.00
MUST SUBMIT TWO COPIES
                           CHANGE OF NAME
                                                          ARTICLES OF AMENDMENT                 20001199868  M
Please include a typed                                            TO THE                         $      25.00
self-addressed envelope                                  ARTICLES OF INCORPORATION               SECRETARY OF
STATE

10-16-2000            08:55:50
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Pursuant  to the  provisions  of the  Colorado  Business  Corporation  Act,  the
undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST: The name of the corporation is:
                                    Centurion Properties Development Corporation
                                    --------------------------------------------

SECOND: The following amendment to the Articles of Incorporation was adopted on
October 10, 2000    , as prescribed by the Colorado Business Corporation Act, in
-------------------------
the manner marked with an X below:
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          No shares have been issued or Directors Elected - Action by Incorporators
---------

    X    No shares have been issued but Directors Elected - Action by Directors
---------

Such amendment was adopted by the board of directors where shares have been issued and shareholder action was not required.

Such amendment was adopted by a vote of the shareholders. The number of shares voted for the amendment was sufficient for approval.
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THIRD:  If changing corporate name, the new name of the corporation is
iGoHealthy.com, Inc.
--------------------

FOURTH: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows:

If these amendments are to have a delayed effective date, please list that date:
(Not to exceed ninety (90) days from the date of filing)


                                 Signature  /s/ Farid E. Tannous
                                           -------------------------------


                                   Title    President
                                           -------------------------------

                            CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                  CENTURION PROPERTIES DEVELOPMENT CORPORATION


         The undersigned, being the sole director of Centurion Properties Development Corporation, a Colorado Corporation, (hereinafter the "Company") does hereby:

         That the Board of Directors of said corporation at a meeting duly convened, held on the 10th day of October, 2000, adopted a resolution to amend the original articles as follows:

         Article four is hereby amended to read as follows:

        "ARTICLE I. The name of the corporation shall be changed to iGoHealthy. com, Inc.

         "ARTICLE IV. The Aggregate number of shares which the corporation shall have the authority to issue is Fifty Million (50,000,000) shares of common stock at $0.001 par value, and Five Million (5,000,000) shares of Serial Preferred Stock at $0.001 par value.

A. Each share of Common Stock shall entitle the holder thereof to one vote on any matter submitted to a vote of or for consent of holders of Common Stock. Subject to the provisions of applicable law and this Article Fourth, any dividends paid or distributed on or with respect to the Common Stock of the corporation shall be paid or distributed ratably to the holders of its Common Stock. In the event of any liquidation, dissolution or winding-up of the corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the corporation and any amounts to which the holders of any Serial Preferred Stock shall be entitled, as hereinafter provided, the holders of Common Stock shall be entitled to share ratably in the remaining assets of the corporation.

B. Subject to the terms and provisions of this Article Fourth, the Board of Directors is authorized to provide from time to time for the issuance of shares of Serial Preferred Stock in series and to fix and determine from time to time before issuance the designation and relative rights and preferences of the shares of each series of Serial Preferred Stock and the restrictions or qualifications thereof, including, without limiting the generality of the foregoing, the following:

     (1)  The series designation and Authorized number of shares;

     (2) The dividend rate and the date or dates on which such dividends will be payable;

     (3)  The amount or amounts to be  received  by the  holders in the event of
          voluntary  or   involuntary   dissolution   or   liquidation   of  the
          corporation;

     (4) The price or prices at which shares may be redeemed, if any, and any terms, conditions, limitations upon such redemptions;

     (5) The sinking fund provisions, if any, for redemption or purchase of shares; and

     (6) The terms and conditions, if any, on which shares may be converted at the election of the holders thereof into shares of other capital
          stock,  or  of  other  series  of  Serial   Preferred  Stock,  of  the
          corporation.

C. The holders of the shares of Common Stock or Serial Preferred Stock shall not be entitled to cumulative voting on any matter.

         Furthermore, Mr. Tannous, the sole officer and director, declared that to better reflect and implement the Company's current business plan, it would be in the best interest of the Company to change the name of the Company and elect a new officer and director:

         RESOLVED: To confirm the election of Mr. Farid E. Tannous as President, Treasurer and a Director of the Company.

         RESOLVED: To confirm the election of Mr. Bill R. Glaser as Secretary and a Director of the Company.

         No shares of the corporation were voted on this amendment to the Articles of Incorporation; the said changes and amendment have been consented to and approved by a action of the sole Director, Farid E. Tannous.


                                                          /s/ Farid E. Tannous
                                                       -------------------------
                                                       President
                                                       Farid E. Tannous